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Exhibit 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 3 to the Registration Statement on Form SB-2 of Vitacube Systems Holdings, Inc. and to the inclusion therein of our report dated January 27, 2005, with respect to the consolidated financial statements of Vitacube Systems Holdings, Inc. as of December 31, 2004, and for the year then ended.

/s/ Gordon, Hughes & Banks, LLP
Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
March 8, 2005

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CONSENT OF GORDON, HUGHES & BANKS, LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM